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                                   EXHIBIT 11
                               AGEMARK CORPORATION

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                                         THREE MONTHS ENDED
                                                                            DECEMBER 31,
                                                                      -------------------------
                                                                         2001           2000
                                                                      ---------       ---------
Common shares issued                                                  1,000,000       1,000,000

Shares cancelled, assumed abandoned                                      54,393             -0-

Weighted average common shares assumed outstanding for period           945,607       1,000,000

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(1) Shares attributable to vested stock options are anti-dilutive.


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